UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 Muñoz Rivera Avenue
Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	BPOP	The NASDAQ Stock Market
6.125% Cumulative Monthly Income Trust Preferred Securities	BPOPM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 8, 2026, at the Annual Meeting of Shareholders of Popular, Inc. (the “Corporation”), the Corporation’s shareholders approved amendments to the Corporation’s Restated Certificate of Incorporation (the “Amendments”):

(i)	modernizing the indemnification provisions in, and making other clarifying or streamlining changes to, Article TENTH (the “Indemnification Amendment”);

(ii)	adding a new provision to Article TENTH to provide for the exculpation of directors and officers to the fullest extent permitted by the Puerto Rico General Corporations Law; and

(iii)

changing Article SEVENTH to remove language relating to the procedures for director elections held prior to 2023, at which time the Corporation’s Board of Directors (the “Board”) became fully declassified and all directors became subject to annual elections.

In addition, as further discussed in the Corporation’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on March 24, 2026, under “Proposal 2 - Amendment to Popular’s Restated Certificate of Incorporation to Modernize Indemnification Provisions,” the Board approved and conditionally adopted the Corporation’s Amended and Restated By-Laws (the “A&R By-laws”) to align the indemnification provisions in the Corporation’s by-laws with the Indemnification Amendment, subject to shareholder approval of the Indemnification Amendment. The A&R By-laws became effective immediately upon the shareholders’ approval of the Indemnification Amendment at the Annual Meeting of Shareholders of the Corporation.

On May 8, 2026, the Corporation filed the Restated Certificate of Incorporation incorporating the Amendments with the Department of State of the Commonwealth of Puerto Rico, and such amendments became effective on that date. More complete descriptions of the Amendments and the A&R By-laws are included in the Proxy Statement under “Proposal 2 - Amendment to Popular’s Restated Certificate of Incorporation to Modernize Indemnification Provisions” and “Proposal 3 - Amendment to Popular’s Restated Certificate of Incorporation to Provide for Director and Officer Exculpation to the Extent Permitted by Puerto Rico Law.” The foregoing description of the Amendments and the A&R By-laws does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the complete text of the Restated Certificate of Incorporation and the A&R By-laws, attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Corporation held its Annual Meeting of Shareholders on May 8, 2026. At the Annual Meeting, the Corporation’s shareholders voted on the following five proposals and cast their votes as described below:

Proposal 1 – Election of Directors

Elected the following eleven individuals to serve as directors for a one-year term until the Annual Meeting of Shareholders to be held in 2026 or until their successors are duly elected and qualified:

	For	Against	Abstain	Broker Non-Vote
Alejandro M. Ballester	51,666,469	2,133,388	49,344	5,089,863
Robert Carrady	52,990,414	798,974	59,813	5,089,863
Richard L. Carrión	52,017,124	1,788,863	43,214	5,089,863
Bertil E. Chappuis	52,358,457	1,220,806	269,938	5,089,863
Betty DeVita	52,963,398	736,695	149,108	5,089,863
María Luisa Ferré Rangel	50,754,860	3,021,924	72,417	5,089,863
Javier D. Ferrer	52,940,105	842,613	66,483	5,089,863
C. Kim Goodwin	51,744,951	1,958,438	145,812	5,089,863
José R. Rodríguez	52,337,601	1,247,024	264,576	5,089,863
Alejandro M. Sánchez	52,583,276	1,138,274	127,651	5,089,863
Carlos A. Unanue	51,869,381	1,900,870	78,950	5,089,863

Proposal 2 – Amendment to Popular’s Restated Certificate of Incorporation to Modernize Indemnification Provisions

Approved an amendment to Popular’s Rested Certificate of Incorporation to modernize indemnification provisions:

For	Against	Abstained	Broker Non-Votes
53,300,390	445,388	103,423	5,089,863

Proposal 3 – Amendment to Popular’s Restated Certificate of Incorporation to Provide for Director and Officer Exculpation to the Extent Permitted by Puerto Rico Law

Approved an amendment to Popular’s Restated Certificate of Incorporation to provide for director and officer exculpations to the extent permitted by Puerto Rico Law:

For	Against	Abstained	Broker Non-Votes
52,420,078	1,300,677	128,446	5,089,863

Proposal 4 - Advisory Vote to Approve Executive Compensation (“Say-on-Pay”)

Approved, on an advisory basis, the compensation of the Corporation’s Named Executive Officers:

For	Against	Abstained	Broker Non-Votes
52,332,053	1,330,334	186,814	5,089,863

Proposal 5 – Ratification of Appointment of Independent Registered Public Accounting Firm

Ratified the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2026:

For	Against	Abstained	Broker Non-Votes
56,946,975	1,904,232	87,857

Item 9.01.	Financial Statements and Exhibits.

3.1	Restated Certificate of Incorporation of Popular, Inc. as of May 8, 2026.

3.2	Amended and Restated By-Laws of Popular, Inc. as of May 8, 2026.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)

Date: May 8, 2026	By:	/s/ José R. Coleman Tió
José R. Coleman Tió
Executive Vice President and Chief Legal Officer